Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-3 of The First Bancshares, Inc. of our report dated March 7, 2019, relating to the consolidated financial statements of First Florida Bancorp, Inc. and Subsidiary included in the Current Report on Form 8-K/A filed by The First Bancshares, Inc. on January 10, 2020.

We also consent to the reference to us under the heading "Experts" in the prospectus included with the Form S-3.

/s/ Saltmarsh, Cleveland & Gund, P.A.

Pensacola, Florida
August 26, 2020